EXHIBIT 99.1

   Volt Information Sciences Reports Fourth Quarter and Fiscal Year
                               Earnings

    NEW YORK--(BUSINESS WIRE)--Jan. 11, 2005--Volt Information Sciences, Inc. (NYSE:VOL) today reported financial results for the Company's fourth quarter and fiscal year ended October 31, 2004.
    Volt will conduct a conference call webcast at 11:00 A.M. (EST) today to discuss fourth quarter and 2004 fiscal year results. The conference call dial-in number is 1-888-664-9852 (domestic) or 1-517-319-9392 (international), passcode: Fourth Quarter. The conference call will be broadcast live over the Internet and can be accessed for the next 30 days at http://www.volt.com/investor/press_release.cfm.
    Attached is a summary of the Company's results of operations and the notes thereto. The notes are an integral part of the summary.

    FOURTH QUARTER - FISCAL 2004 RESULTS

    For the fourth quarter ended October 31, 2004, the Company reported net income of $11.5 million, or $0.75 per share, on net sales of $531.6 million, compared to net income of $6.2 million, or $0.40 per share, for the comparable quarter of the previous year, on net sales of $436.2 million as restated. (See Restatement below and Note A as to the restatement of the results of its directory operations in Uruguay, which resulted in moving $2.5 million in net sales and $0.7 million in net income from the fourth quarter of fiscal 2003 to the first half of fiscal 2004.)
    Income from continuing operations for the 2004 fiscal fourth quarter included a gain from the sale of real estate of $3.3 million ($2.0 million, net of taxes, or $0.13 per share).

    FISCAL YEAR 2004 RESULTS

    For the twelve months of fiscal 2004, the Company reported net income of $33.7 million, or $2.20 per share, on net sales of $1.9 billion, compared to net income of $4.2 million, or $0.28 per share, on net sales of $1.6 billion for the previous year as restated. (See Restatement below and Note A.)
    The Company reported income from continuing operations of $24.2 million, or $1.58 per share, in fiscal 2004 compared with $4.2 million, or $0.28 per share, in fiscal 2003 as restated. Income from continuing operations for the fiscal year 2004 included the fourth quarter gain from the sale of real estate of $3.3 million ($2.0 million, net of taxes, or $0.13 per share).
    The results of fiscal 2004 also included income from discontinued operations of $14.1 million ($9.5 million net of taxes, or $0.62 per share) from the second quarter gain on the sale of real estate previously leased to the Company's formerly 59% owned subsidiary, Autologic Information International, Inc. The Company's interest in the subsidiary was sold in November 2001.
    William Shaw, President and Chairman stated, "The improvement in results for each of our segments, not only for the year, but also continuing into the fourth quarter against comparable fiscal 2003 year and quarter comparison, is a strong signal of the continuing growth of all of our major business units. While increased profitability of a fiscal year that has now passed is always satisfying, it is the raised platform of business in many areas that provides optimism for the coming year."
    Mr. Shaw also commented, "Of particular note is the strong performance of the Computer Systems segment, both for the year and the fourth quarter, and its successful integration of the Operator Services business of Nortel, acquired in August of this year."

    RESTATEMENT

    The Company will restate its previously issued financial statements for fiscal years 2000 through 2003 and the first two quarters of fiscal year 2004 as a result of inappropriate application of accounting principles for revenue recognition by its telephone directory publishing operation in Uruguay. The operations in Uruguay are not a significant part of the Company's business. Uruguay reported for fiscal year 2004 net sales of $6.2 million, compared to the Company's net sales of $1.9 billion, and reported a net loss of $2.1 million, compared to the Company's net income of $33.7 million. For fiscal year 2003 Uruguay reported net sales of $6.8 million, compared to the Company's net sales of $1.6 billion, and reported a net loss of $1.6 million compared to the Company's net income of $4.2 million. The operation in Uruguay printed and distributed its Montevideo directory each year during the October - November time frame, and the Company has determined that revenue recognition should have been taken in the first six months of each year instead of in the fourth quarter of the prior fiscal year. Thus, the restatement involves only the timing of when certain advertising revenue and related costs and expenses are recognized. The revised results will include reduced revenue and earnings in some periods and increased amounts in others. In connection with such restatement, the Company will file an amended Annual Report on Form 10-K for the fiscal year ended November 2, 2003. (See Note A.)
    The Company recently became aware of deficiencies in internal controls which gave rise to the restatement of revenue of its Uruguayan directory unit. Mr. Shaw stated, "The Company has instituted a review of its internal controls to address any deficiencies and remediate them as soon as possible."

    STAFFING SERVICES

    The domestic Technical Placement traditional staffing business continued its growth in both revenue and profitability, with a 21 percent increase in revenue and a 52 percent increase in operating profit over the comparable fiscal 2003 quarter. Technical staffing placement continues to be strong for these divisions, producing 45 percent of the segment's revenue in the fourth quarter. VMC Consulting also increased operating profit by 14 percent, with annual revenue crossing the $100 million mark for the first time. However, a $0.9 million decrease in ProcureStaff operating profit and a $2.0 million loss by Volt Europe negatively offset these gains, with operating profit of the segment increasing by 13 percent over the 2003 fourth quarter. The loss in Volt Europe resulted primarily from accruals for management and employee separation charges and costs incurred for a software development unit of the division recently incorporated into VMC Consulting. Revenue for the Administrative and Industrial division increased by 21 percent from fourth quarter 2003, but increases in employee taxes, as well as increased overhead necessary to handle the increased revenue, flattened operating profit to slightly above a break even.

    COMPUTER SYSTEMS

    Strengthened by the acquisition in August of the Nortel operator services business, this segment produced excellent results in both the Information Systems and Maintech divisions. Of particular significance is the continued increase in transaction revenue for the operator service outsourcing. Transactions for this fourth quarter increased to 303 million, compared to 173 million in the fourth quarter of 2003. This increase, along with revenue from the contracts acquired from Nortel, were the primary reasons for the $11.4 million segment operating profit, a 106 percent increase from the fiscal 2003 quarter.

    TELEPHONE DIRECTORY

    The 54 percent increase in operating profit for this segment, compared to the comparable 2003 quarter, resulted from increases in operating profit for the combined DataNational directory publishing division and its directory production unit. The increase for DataNational resulted from both an increase in revenue and an increase in operating margins, the latter primarily because of the tighter control of the credit process. With Uruguay remaining in a depressed economic condition, our printing and directory publishing operations in that country reported operating losses of $0.6 million for the 2004 fourth quarter as well as the 2003 fourth quarter. (See Note A.)
    Ongoing strategy for DataNational calls for continued development of paperless directories on the internet. The directory production unit will concentrate on cost control, both from improvement in productivity and overhead control, as well as aggressive marketing to existing and new customers.

    TELECOMMUNICATIONS SERVICES

    This segment continues to feel the effects of the reduced spending and problems existing in the telecommunications industry. While the Business Systems division remains profitable and the Construction and Engineering division almost broke even in fourth quarter, substantial losses in the Central Office division resulted in a loss for the segment in the quarter. Strategy for the next fiscal year calls for implementation of the design, engineering and installation and services for Voice over IP equipment and continuing marketing and sales efforts to create even greater brand capability awareness with large regional, national and global private sector companies, as well as federal and state governmental agencies.

    LIQUIDITY

    Cash and cash equivalents, excluding restricted cash, increased to $44.3 million at October 31, 2004 from $43.2 million at November 2, 2003. At October 31, 2004, the Company had sold a continuing participating interest in accounts receivable of $70.0 million under its securitization program, and had the ability to finance up to an additional $80.0 million under the facility.
    The Company may also borrow under its $30.0 million revolving secured credit facility. At October 31, 2004, the Company had borrowed
2.0 million British pounds ($3.7 million), under this facility.

    Volt Information Sciences, Inc. is a leading national provider of Staffing Services and Telecommunications and Information Solutions with a Fortune 100 customer base. Operating through a network of over 300 Volt Services Group branch offices, the Staffing Services segment fulfills IT and other technical, commercial and industrial placement requirements of its customers, on both a temporary and permanent basis. The Telecommunications and Information Solutions businesses, which includes the Telecommunications Services, Computer Systems and Telephone Directory segments, provide complete telephone directory production and directory publishing; a full spectrum of telecommunications construction, installation and engineering services; and advanced information and operator services systems for telephone companies. For additional information, please visit the Volt Information Sciences, Inc., web site at http://www.volt.com.

    This press release contains forward-looking statements which are subject to a number of known and unknown risks, including general economic, competitive and other business conditions, the degree and timing of customer utilization and the rate of renewals of contracts with the Company, that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Company reports filed with the Securities and Exchange Commission. Copies of the Company's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission and the New York Stock Exchange, are available without charge upon request to Volt Information Sciences, Inc., 560 Lexington Avenue, New York, New York 10022, 212-704-2400, Attention:
Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC's website at http://www.sec.gov and at the Company's website at http://www.volt.com in the Investor Information section.


                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
                   SUMMARY OF RESULTS OF OPERATIONS

                              FOURTH QUARTER         FISCAL YEAR
                                   ENDED                ENDED
                            October   November   October     November
                            31, 2004   2, 2003   31, 2004    2, 2003
                                     (Restated)            (Restated)
                           ---------  --------- ---------  -----------

                             (In thousands, except per share amounts)

Net sales                  $531,607   $436,243 $1,924,777  $1,609,491
                           =========  ========= ========== ===========

Income before items shown
 below                      $21,191    $10,224    $42,133      $7,121
Minority interest-Note B     (2,420)               (2,420)
                           ---------  --------- ---------- -----------
Income from continuing
 operations before income
 taxes                       18,771     10,224     39,713       7,121
Income tax provision         (7,269)    (4,064)   (15,517)     (2,916)
                           ---------  --------- ---------- -----------
Income from continuing
 operations                  11,502      6,160     24,196       4,205

Discontinued operations-
 Note C                           -          -      9,520           -
                           ---------  --------- ---------- -----------


Net income                  $11,502     $6,160    $33,716      $4,205
                           =========  ========= ========== ===========


                                        Per Share Data
Basic:
   Income from continuing
    operations                $0.75      $0.40      $1.59       $0.28
   Discontinued
    operations                    -          -       0.62           -
                           ---------  --------- ---------- -----------
   Net income                 $0.75      $0.40      $2.21       $0.28
                           =========  ========= ========== ===========

Weighted average number
 of shares outstanding       15,257     15,220     15,234      15,218
                           =========  ========= ========== ===========

Diluted:
   Income from continuing
    operations                $0.75      $0.40      $1.58       $0.28
   Discontinued
    operations                    -          -       0.62           -
                           ---------  --------- ---------- -----------
   Net income                 $0.75      $0.40      $2.20       $0.28
                           =========  ========= ========== ===========

Weighted average number
 of shares outstanding       15,390     15,235     15,354      15,225
                           =========  ========= ========== ===========


                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
               CONDENSED CONSOLIDATED BALANCE SHEET DATA

                                            October 31,    November 2,
                                               2004            2003
                                            -----------    -----------
                                                            (Restated)
Assets                                             (In thousands)
 Current Assets
  Cash and cash equivalents, including
   restricted cash of $43,722 (2004) and
   $18,870 (2003)-Note D                        $88,031       $62,057
  Short-term investments                          4,248         4,149
  Trade receivables, net-Note E                 409,130       313,946
  Inventories                                    32,676        37,787
  Recoverable income taxes                            -         3,080
  Deferred income taxes                           9,385         8,722
  Prepaid and other assets                       14,847        17,008
                                            -----------    -----------
Total Current Assets                            558,317       446,749

 Property, plant and equipment, net              85,038        82,452
 Deposits and other assets                        1,539         2,300
 Intangible assets, net-Note B                   45,142         8,982
                                            -----------    -----------
 Total Assets                                  $690,036      $540,483
                                            ===========    ===========

Liabilities and Stockholders' Equity
 Current Liabilities
  Notes payable to bank                          $7,955        $4,062
  Current portion of long-term debt                 399           371
  Accounts payable                              192,163       153,979
  Accrued wages and commissions                  54,200        45,834
  Accrued taxes other than income taxes          17,729        16,741
  Other accruals                                 36,036        14,673
  Deferred income and other liabilities          36,909        30,180
  Income taxes payable                            4,270             -
                                            -----------    -----------
Total Current Liabilities                       349,661       265,840

 Accrued insurance                                   86         4,098
 Long-term debt                                  15,588        14,098
 Deferred income taxes                           11,764        15,252

 Minority interest-Note B                        36,420

  Stockholders' Equity                          276,517       241,195
                                            -----------    -----------
    Total Liabilities and Stockholders'
     Equity                                    $690,036      $540,483
                                            ===========    ===========


                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
              SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
                              (UNAUDITED)

                               FOURTH QUARTER        FISCAL YEAR
                                    ENDED               ENDED
                              October   November  October    November
                             31, 2004   2, 2003   31, 2004    2, 2003
                                       (Restated)           (Restated)

                                      (Dollars in thousands)
Net Sales
---------
Staffing Services-Note D
  Staffing                  $434,038  $342,393 $1,584,064  $1,269,242
  Managed services           312,266   276,135  1,148,116   1,043,572
                          ----------- --------- ----------- ----------
  Total gross sales          746,304   618,528   2,732,180  2,312,814
  Less non-recourse
   managed services         (305,309) (257,576) (1,120,079)  (967,379)
                          ----------- --------- ----------- ----------
  Net Staffing Services      440,995   360,952   1,612,101  1,345,435
Telephone Directory-Note A    20,077    17,901      72,195     69,793
Telecommunications
 Services                     34,953    32,613     135,398    112,839
Computer Systems              39,467    28,080     120,017     93,639
Elimination of
 intersegment sales           (3,885)   (3,303)    (14,934)   (12,215)
                          ----------- --------- ----------- ----------

Total Net Sales             $531,607   $436,243 $1,924,777 $1,609,491
                          =========== ========= =========== ==========

Income from Continuing Operations
 before Income Taxes and Minority
 Interest:
---------------------------------
Segment Operating Profit
Staffing Services            $14,118    $12,495    $36,718    $21,072
Telephone Directory-Note A     2,900      1,881     10,115      6,748
Telecommunications
 Services                     (1,183)    (2,039)    (2,838)    (3,986)
Computer Systems              11,367      5,521     30,846     14,679
                             --------   --------   --------   --------
Total Segment Operating
 Profit                       27,202     17,858     74,841     38,513

General corporate expenses    (7,915)    (7,665)   (30,812)   (27,668)
                             --------   --------   --------   --------

Total Operating Profit        19,287     10,193     44,029     10,845

Interest income and other
 expense                      (1,090)      (150)    (3,471)    (1,953)
Gain on sale of real
 estate-Note F                 3,295                 3,295
Foreign exchange gain, net       195        573         97        299
Interest expense                (496)      (392)    (1,817)    (2,070)
                             --------   --------   --------   --------

Income from Continuing
 Operations before
 Income Taxes and
 Minority Interest           $21,191    $10,224    $42,133     $7,121
                             ========   ========   ========   ========


             VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
               SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
                            (UNAUDITED)

    Note A - The following tables summarize the impact of the restatement on the previously issued Summary of Results of Operations, Summary of Results of Operations by Segment and Balance Sheet Data as at and for the fourth quarter and year ended November 2, 2003:

                          FOURTH QUARTER ENDED
                            November 2, 2003
                   (In thousands, except per share amounts)

SUMMARY OF RESULTS             As
 OF OPERATIONS             Previously    Increase        As
                            Reported    (Decrease)    Restated

Net Sales                   $438,758      ($2,515)    $436,243
                          ===========================================

Income from continuing
 operations before
 income taxes                $11,433      ($1,209)     $10,224

Income tax provision          (4,548)         484       (4,064)
                          -------------------------------------------

Net income                    $6,885        ($725)      $6,160
                          ===========================================

Per Share Data

Basic:
  Net income                   $0.45       ($0.04)       $0.41
Diluted:
  Net income                   $0.45       ($0.05)       $0.40

SUMMARY OF RESULTS OF OPERATIONS
 BY SEGMENT

Net Sales
Telephone Directory
 Segment                     $20,416      ($2,515)     $17,901
Total Net Sales             $438,758      ($2,515)    $436,243

Operating Profit
Telephone Directory
 Segment                      $3,090      ($1,209)      $1,881
Total Operating
 Profit                      $11,402      ($1,209)     $10,193

Income from continuing
 operations before
 income taxes                $11,433      ($1,209)     $10,224


                             FISCAL YEAR ENDED
                             November 2, 2003
                  (In thousands, except per share amounts)

SUMMARY OF RESULTS           As
 OF OPERATIONS           Previously    Increase        As
                          Reported    (Decrease)    Restated

Net Sales                 $1,609,857        ($366)  $1,609,491
                      ===============================================

Income from continuing
 operations before
 income taxes                 $8,047        ($926)      $7,121

Income tax provision          (3,286)         370       (2,916)
                      -----------------------------------------------

Net income                    $4,761        ($556)      $4,205
                      ===============================================

Per Share Data

Basic:
  Net income                   $0.31       ($0.04)       $0.28
Diluted:
  Net income                   $0.31       ($0.04)       $0.28

SUMMARY OF RESULTS OF OPERATIONS
 BY SEGMENT

Net Sales
Telephone Directory
 Segment                     $70,159        ($366)     $69,793
Total Net Sales           $1,609,857        ($366)  $1,609,491

Operating Profit
Telephone Directory
 Segment                      $7,674        ($926)      $6,748
Total Operating
 Profit                      $11,771        ($926)     $10,845

Income from continuing
 operations before
 income taxes                 $8,047        ($926)      $7,121

                                       November 2, 2003
                         (In thousands, except per share amounts)
                                   As
CONDENSED CONSOLIDATED        Previously     Increase      As
BALANCE SHEET DATA              Reported    (Decrease)  Restated

Inventories                       $37,357       $430   $37,787
Recoverable income taxes           $2,596       $484    $3,080
Prepaid and Other Assets          $16,132       $876   $17,008
Total Assets                     $538,693     $1,790  $540,483

Deferred income and other
 liabilities                      $27,665     $2,515   $30,180
Total current liabilities        $263,325     $2,515  $265,840

Stockholders' Equity             $241,920      ($725) $241,195

    B - On August 2, 2004, Volt Delta Resources, LLC ("VoltDelta"), a wholly-owned subsidiary of the Company, closed a Contribution Agreement signed with Nortel Networks, Inc. ("Nortel Networks") on June 11, 2004 under which Nortel Networks contributed certain of the assets (consisting principally of customer base and contracts, intellectual property and inventory) and certain specified liabilities of its directory and operator services ("DOS") business to VoltDelta in exchange for a 24% minority equity interest in VoltDelta. Together with its subsidiaries, VoltDelta is reported as the Company's Computer Systems Segment. VoltDelta is using the assets acquired from Nortel Networks to enhance the operation of its DOS business. The acquisition will allow VoltDelta to provide the newly combined customer base with new solutions, an expanded suite of products, content and enhanced services.

        The preliminary allocation of the purchase price resulted in $20.2 million of goodwill, $15.9 million of other intangible assets, $34.0 million of minority interest and $2.1 million of various liabilities assumed in excess of assets acquired. The income attributable to the minority interest for the fourth quarter and the fiscal year 2004 was $2.4 million.

    C - The results of discontinued operations reflect the sale of real estate, in the second quarter of 2004, previously leased by the Company to its former 59% owned subsidiary, Autologic Information International, Inc., which interest was sold in November 2001. The cash transaction resulted in a $9.5 million gain, net of taxes of $4.6 million.

    D - Under certain contracts with customers, the Company manages the customers' alternative staffing requirements, including transactions between the customer and other staffing vendors ("associate vendors"). When payments to associate vendors are subject to the receipt of the customers' payment to the Company, the arrangements are considered non-recourse against the Company and revenue, other than management fees to the Company, is excluded from sales. Cash restricted to cover such obligations is included in cash and cash equivalents on the October 31, 2004 and November 2, 2003 balance sheets.

    E - Under an accounts receivable securitization program, the Company, through a 100%-owned consolidated special purpose subsidiary, sold a participation interest of $70.0 million out of a pool approximating $248.7 million of receivables to an unaffiliated third party. The outstanding balance of the participation interest sold at October 31, 2004 was $70.0 million. Accordingly, the trade receivables included on the October 31, 2004 and November 2, 2003 balance sheets have been reduced to reflect the $70.0 million participation interest sold, respectively.

    F - The gain on sale of real estate is from the sale of land and a building in Anaheim, California for cash. The property is no longer used by the Company.


    CONTACT: Volt Information Sciences, Inc.
             James J. Groberg/Ron Kochman, 212-704-2400 voltinvest@volt.com